Exhibit 99.1

For Immediate Release

Caliper Investors	Media
Tom Higgins	Michele Boudreau
508.497.2809	650.279.2088
tom.higgins@caliperLS.com	michele.boudreau@caliperLS.com
or
Xenogen Investors	Stacey Holifield, 781.684.0770
William A. Albright	Schwartz Communications
510.291.6100	caliper@schwartz-pr.com
bill.albright@xenogen.com
or
Jordan Goldstein, 415.439.4520
Financial Dynamics jgoldstein@fd-us.com

Caliper Life Sciences to Acquire Xenogen

- Provides Entry into High-Growth Optical Imaging Market -

- Catalyzes Transformation to Leading Edge Drug Discovery Tools and Services Company -

- Enhances Revenue Growth and Profitability Outlook -

Hopkinton, Mass., and Alameda, Calif., February 13, 2006— Caliper Life Sciences, Inc. (Nasdaq: CALP), a leading provider of products and services for drug discovery research, and Xenogen Corporation (Nasdaq: XGEN), a maker of advanced imaging systems including instruments, biological solutions and software designed to accelerate drug discovery and development, today announced their definitive agreement to merge. Under the agreement, Caliper will issue common stock and warrants, currently valued at approximately $80 million, in exchange for all of Xenogen’s equity securities outstanding at the closing. The acquisition is a defining step in Caliper’s strategic transformation into a leading provider of tools and services that increase the productivity and clinical relevance of life sciences research, and is expected to accelerate Caliper’s revenue growth and profitability. Caliper and Xenogen will host a conference call to discuss the transaction today, Monday, February 13, at 9 am EST.

The integration of molecular tool technologies presents a key opportunity to improve drug discovery research. As highlighted in the FDA Critical Path Initiative, biomarker research and better experimentation models are essential to improve predictability and efficiency along the critical path from laboratory to commercial drug. The combination of Caliper’s proprietary microfluidic technology and automation expertise with Xenogen’s proprietary imaging technology addresses these key research needs by creating molecular level solutions that encompass in vitro (test tube) to in vivo (living organism) research. These technologies offer exceptional data quality and productivity advantages, and combining them to offer a highly correlated suite of products and services should result in earlier, clinically relevant insights in the drug discovery process.

“This transaction is a transformational event for Caliper,” said Kevin Hrusovsky, president and CEO of Caliper. “The acquisitions of Zymark and NovaScreen, organic growth of Caliper’s LabChip products, and the financial turnaround of our company have set the stage for the merger with Xenogen. We are achieving our goal of building a unique company with first-mover advantage in bridging in vitro and in vivo experimentation. Our strategy is being fulfilled, and with Xenogen’s talented employees and remarkable technology, I am confident that we can create enhanced value for both Caliper and Xenogen stockholders.”

David Carter, CEO of Xenogen added, “We believe that this merger leverages Xenogen’s opportunity for the benefit of our customers, employees and stockholders. The combined company can deliver Xenogen’s technology to more customers more efficiently. In the near future the development of sophisticated molecular level products aimed at providing new solutions for our customers will be enhanced by the combination of microfluidics and optical imaging. Our two companies share a common vision for leading innovative pre-clinical drug discovery.”

The transaction is expected to be accretive in 2006 and 2007, as measured by EBITDA per share (earnings before interest, taxes, depreciation, amortization and restructuring charges), and the transaction is also expected to be EPS accretive in 2008. The combination is expected to improve Caliper’s profit trajectory based on the following:

•	Revenue growth. Xenogen has had one of the highest reported organic growth rates of public companies in the life sciences industry in the last two years. Xenogen’s reported revenue grew from $20.1 million in 2003 to $30.8 million in 2004. As previously reported through September 30, 2005, Xenogen’s revenue was $27.7 million versus $21.2 million during the first nine months of 2004, representing revenue growth of approximately 30 percent. Caliper expects Xenogen’s revenue contribution will both expand its revenue base and boost its annual sales growth from mid-to-high single digits into a range of ten to fifteen percent.

•	Cost efficiencies. Caliper has identified over $10 million in potential annual cost savings through consolidation of infrastructure with Xenogen. These cost savings are expected to result primarily from the elimination of duplicate public company costs, redundant G&A positions and facilities costs.

•	Cash flow effects. Caliper believes that the available cash resources of the combined companies will be sufficient to accomplish the integration and to fund the operations of the combined businesses through 2006. Caliper expects to be cash flow positive from operations beginning in 2007.

Under the terms of the agreement, in exchange for Xenogen’s outstanding common shares and warrants to purchase common shares, Caliper will issue approximately 13.2 million common shares and approximately 5.125 million warrants to purchase Caliper common shares. These warrants will have a term of five years from the closing and an exercise price of $6.79 per share. The final exchange ratios for the issuance of Caliper common shares and warrants will be based on the capitalization of Xenogen at the closing of the proposed transaction. Based on Xenogen’s current capitalization and certain assumptions regarding the exercise of Xenogen stock options in the period prior to the closing, each holder of a Xenogen common share would receive approximately 0.575 of a share of Caliper common stock and 0.223 of a warrant to acquire one Caliper common share. Upon the timely exercise of their warrants, Xenogen warrant holders will be entitled to receive the same number of Caliper common shares and warrants as Xenogen’s stockholders.

Immediately following the closing, Xenogen stockholders will own approximately 26% of Caliper’s outstanding common stock. Assuming the exercise of the outstanding Xenogen warrants and after giving effect to the exercise of the warrants issued by Caliper to the Xenogen equity holders, Xenogen stockholders would own approximately 32% of the combined company on a fully diluted basis. The transaction is subject to the approval of both Caliper and Xenogen stockholders, as well as standard regulatory approvals, and is expected to close in the second quarter of 2006.

Caliper and Xenogen will host a conference call to discuss the transaction today, Monday, February 13, at 9 am EST. To participate in the call, please dial 866.383.8008 five to ten minutes prior to the call and use the participant passcode of 12973890. International callers can access the call by dialing 617.597.5341 and using the same passcode.

A webcast of the proceedings is available at http://www.fulldisclosure.com.

Webcast and telephone replays of the conference call will be available approximately two hours after the completion of the call. To access a recording of the proceedings from February 13 through February 20, dial 888-286-8010 and use the participant passcode of 37740303. International callers can access the playback by dialing 617.801.6888 and using the same participant passcode.

About Caliper Life Sciences

Caliper Life Sciences is a leading provider of drug discovery solutions for the pharmaceutical and biotechnology industries. Caliper’s mission is to transform drug discovery and diagnostics by offering the industry’s most comprehensive array of products of services for clinically relevant experimentation. Based in Hopkinton, Massachusetts, Caliper services approximately 80 percent of the world’s leading pharmaceutical companies through representation in thirty countries. More information about Caliper and its products and services can be found on the web at www.caliperLS.com.

About Xenogen Corporation

Xenogen Corporation is a leading biotechnology company offering an integrated suite of biophotonic real-time in vivo imaging and genetic modification technologies that can help expedite drug discovery and development, and significantly reduce the cost and time to market for new therapies. Xenogen’s VivoVision™ Systems non-invasively illuminate and monitor biological processes within living mammals, at the molecular level, in real time. The technology is designed to provide higher quality in vivo data earlier in the drug discovery and development process. VivoVision™ Solutions are designed to improve discovery and pre-clinical research in multiple therapeutic areas. VivoVision™ Biosciences represents more than 15 years of experience in the creation and characterization of animal models, including genetic modifications, comprehensive phenotyping, compound profiling and custom design and production of light producing cells, microorganisms and animals. www.xenogen.com.

Private Securities Litigation Reform Act of 1995 – A Caution Concerning Forward-Looking Statements

The statements in this press release regarding acceleration of Caliper’s revenue growth and profitability; delivery, performance and intended uses of Caliper’s and Xenogen’s products and technologies; Xenogen’s revenue contribution to the combined company; expansion of Caliper’s revenue base and annual sales growth; expected annual cost savings; the transaction being accretive; the sufficiency of the company’s cash resources; and Caliper being cash flow positive from operations beginning in 2007 are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statement as a result of a number of factors, including the risks that Caliper may not complete the acquisition of Xenogen, and if completed, that the combined company’s revenue growth may be lower than expected, or the expected benefits from combining Caliper with Xenogen may not be realized. Further information on risks faced by Caliper are detailed under the caption “Factors Affecting Operating Results” in Caliper’s Annual Report on Form 10K filed with the Securities and Exchange Commission on March 16, 2005 and in subsequent filings with the SEC. These filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. For a discussion of factors that could impact Xenogen’s financial results and cause its results to differ materially from those in the forward-looking statements, please refer to Xenogen’s filings with the Securities and Exchange Commission, particularly its Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2005 filed with the Securities and Exchange Commission on November 14, 2005. Caliper and Xenogen do not undertake any obligation to (and specifically disclaim any such obligation to) update or alter forward-looking or other statements in this release or the conference call.

LabChip and Caliper are registered trademarks of Caliper Life Sciences, Inc.

Xenogen, Living Image, and IVIS are registered trademarks, and VivoVision is a trademark, of Xenogen Corporation.

Participants in the Solicitation

Caliper Life Sciences intends to file a Registration Statement on Form S-4 in order to register the shares of its common stock and warrants to be issued to the former stockholders of Xenogen in the merger. Investors are urged to read this document when it becomes available because it will contain important information regarding the merger.

The Registration Statement will be available for free at www.sec.gov or from Caliper directly.

In connection with the proposed merger, Caliper Life Sciences, Inc. and Xenogen Corporation will be filing a joint proxy statement with the Securities and Exchange Commission. Investors and security holders of Caliper Life Sciences, Inc. and Xenogen Corporation are advised to read the joint proxy statement regarding the proposed merger referred to in this communication when it becomes available because it will contain important information. Caliper Life Sciences, Inc. and Xenogen Corporation expect to mail the joint proxy statement about the proposed merger to their respective stockholders. In addition to the proxy statement, Caliper Life Sciences, Inc. and Xenogen Corporation file annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement and any other documents filed by Caliper Life Sciences, Inc. and Xenogen Corporation at the Securities and Exchange Commission’s web site at http://www.sec.gov and directly from Caliper Life Sciences, Inc. and Xenogen Corporation, respectively.

Caliper Life Sciences, Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Caliper Life Sciences, Inc. with respect to the proposed merger. Information regarding such officers and directors is included in Caliper Life Sciences, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and in its proxy statement for its 2005 annual meeting, filed with the Securities and Exchange Commission. This document is available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and directly from Caliper Life Sciences, Inc.

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